Exhibit 99.1


FOR IMMEDIATE RELEASE                                MEDIA CONTACT
                                                     Wendy Wall
                                                     Vollmer Public Relations
                                                     (Wendy@vollmerpr.com)
                                                     713/546-2230

                                                     INVESTOR RELATIONS CONTACT
                                                     Bob Aronson
                                                     800-579-2302


  STAGE STORES ANNOUNCES FINAL COURT APPROVAL OF DIP FINANCING

     HOUSTON, TX, June 27, 2000 - - Stage Stores, Inc. today announced that its three year, $450 million debtor-in-possession credit agreement with Citicorp USA, Inc. as agent (the "DIP Financing") was given full and final approval by the U.S. Bankruptcy Court for the Southern District of Texas in an order dated June 26, 2000.

     Jack Wiesner, Chairman, interim Chief Executive Officer and President, commented, "We are pleased to receive final court approval for the full amount of the DIP Financing. This financing will help ensure that the company has significant liquidity to meet our financial obligations in the ordinary course of business."

      Stage Stores, Inc., brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the United States. The company currently operates more thanover 600 stores in 33 states, primarily under the Stage, Bealls and Palais Royal names.

     Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the company with the Securities and Exchange Commission that the company urges investors to consider.

                               ###
                               ###